Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of March 10, 2025 (this “Amendment”), by and among:

(1)                BCCI SPV-2, LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);

(2)                BRIGHTWOOD SPV ADVISORS, LLC, a Delaware limited liability company (the “Collateral Manager”);

(3)                WEBSTER BANK, N.A., as Swing Lender (in such capacity, the “Swing Lender”);

(4)                EACH OF THE OTHER LENDERS PARTY HERETO; and

(5)                WEBSTER BANK, N.A., as the Agent (as defined below).

Borrower, Collateral Manager, Webster Bank, N.A., as the collateral agent and administrative agent (in such capacities, the “Agent”) and the lenders party thereto as of the date hereof (including the Swing Lender, collectively, the “Lenders”) are party to that certain Loan and Servicing Agreement, dated as of October 11, 2024 (as amended, amended and restated, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Loan and Servicing Agreement.

The Borrower has requested that (a) certain Lenders agree to increase the Aggregate Commitments under the Loan and Servicing Agreement in an aggregate amount of $25,000,000 on the date hereof (the “Commitment Increase”) and (b) the parties hereto agree to otherwise amend the Loan and Servicing Agreement on the terms and conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Loan and Servicing Agreement. The Loan and Servicing Agreement is hereby amended as follows:

(a)                Amendments. As of the Effective Date (defined below), the Loan and Servicing Agreement (including Annex A thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: doubled-underlined text) as set forth in the Loan and Servicing Agreement (including Annex A thereto) attached hereto as Annex A.

(b)                Commitment Increase.

(i)                 This Agreement shall be deemed to be written notice from Borrower as to a Commitment Increase (and the Agent hereby agrees that the Commitment Increase Date may occur less than three Business Days following such notice) in an amount equal to $25,000,000 to be made available by the Lenders as set forth on Annex A to the Loan and Servicing Agreement and written notice of the occurrence of the Commitment Increase Date.

(ii)               The Increasing Lender hereby consents to such increased Commitment.

(iii)             The representations and warranties made by the Borrower shall be deemed to satisfy the requirement of the Borrower to deliver a certificate under Section 2.24(a)(vii) of the Loan and Servicing Agreement.

(iv)              For the avoidance of doubt, all Advances Outstanding as of the date hereof shall be deemed to be made and shall continue to be held under the same tranche as the Initial Commitments.

(v)                All applicable conditions to the Commitment Increase on the date hereof set forth in Section 2.24 to the Loan and Servicing Agreement are deemed to have been satisfied.

SECTION 2. Conditions Precedent. This Amendment and the amendments set forth in Section 1, shall become effective on and as of the date hereof (the “Effective Date”) upon satisfaction of the following conditions precedent, as determined in the sole discretion of, or waived by, the Agent:

(a)                Counterparts of this Amendment shall have been duly executed by, and delivered to, the parties hereto and thereto, each in form and substance reasonably satisfactory to the Agent;

(b)                Counterparts of the Amended and Restated Administrative Agent Fee Letter (the “Fee Letter”) have been duly executed by the parties thereto and delivered to the Agent; and

(c)                all reasonable and documented up-front expenses and fees (including the reasonable and documented legal fees of outside counsel that have been invoiced on or prior to the Effective Date and those fees payable under the Fee Letter) shall have been paid in full.

SECTION 3. Representations and Warranties of the Borrower and the Collateral Manager. Each of the Borrower and Collateral Manager hereby represents and warrants that:

(a)                It (i)  has the power, authority and legal right to (x) execute and deliver this Amendment and (y) perform and carry out the terms of this Amendment and the Loan and Servicing Agreement as amended hereby, and (ii) has taken all necessary action to authorize the execution, delivery and performance of this Amendment and the Loan and Servicing Agreement as amended hereby. This Amendment has been duly executed and delivered by the Borrower and Collateral Manager.

(b)                This Amendment and the Loan and Servicing Agreement as amended hereby each constitutes its legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.

(c)                No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by it of this Amendment and the Loan and Servicing Agreement as amended hereby, or the validity or enforceability of this Amendment and the Loan and Servicing Agreement as amended hereby, other than such as have been met or obtained and are in full force and effect, in each case, other than those consents, approvals, registrations, filings or actions the failure of which to obtain or make could not reasonably be expected to materially impact the rights and remedies of the Collateral Agent, the Administrative Agent, any Lender and the Secured Parties with respect to matters arising under the Loan and Servicing Agreement or any other Transaction Document or the ability of any of the Borrower or the Collateral Manager to perform its obligations under the Loan and Servicing Agreement or any other Transaction Document to which it is a party.

(d)                There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower or the Collateral Manager, threatened in writing against the Borrower or the Collateral Manager or any properties of the Borrower or the Collateral Manager, before any Governmental Authority (i) asserting the invalidity of this Amendment, the Loan and Servicing Agreement or any other Transaction Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Amendment, the Loan and Servicing Agreement or any other Transaction Document to which it is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(e)                No Unmatured Event of Default or Event of Default shall have occurred and be continuing on the date hereof or shall result from the transactions contemplated hereby.

(f)                 The representations and warranties contained in this Amendment, the Loan and Servicing Agreement and the other Transaction Documents are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date hereof as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

SECTION 4. Consent and Reaffirmation.

(a)                The Borrower and the Collateral Manager agree that, the Loan and Servicing Agreement and each other Transaction Document continue to be in full force and effect and all of the covenants and agreements and other provisions contained in the Loan and Servicing Agreement (as amended hereby) and each other Transaction Document are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms from and after the date hereof,

(b)                The Borrower confirms and ratifies its collateral assignment and pledge to the Collateral Agent, on behalf of the Secured Parties, and grant of a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt and complete payment in full when due, whether at stated maturity, by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to the Loan and Servicing Agreement and each other Transaction Document, whether now or hereafter existing, all as provided in the Transaction Documents as originally executed (and amended hereby).

(c)                On the Effective Date, each reference in the Loan and Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan and Servicing Agreement as amended by this Amendment and each reference in any other Transaction Document shall mean the Loan and Servicing Agreement as amended hereby.

(d)                This Amendment is a Transaction Document under the Loan and Servicing Agreement.

SECTION 5. Expenses. Pursuant to Section 10.07 of the Loan and Servicing Agreement, each of the Borrower and the Collateral Manager agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented outside counsel fees and expenses) of the Agent in connection with the preparation, execution, delivery, and administration of this Amendment and the other documents entered into in connection herewith.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment

SECTION 7. GOVERNING LAW; JURY WAIVER. THIS AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

SECTION 8. Headings. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:

BCCI SPV-2, LLC

By:	Brightwood Capital Advisors, LLC, its manager

By:	/s/ Sengal Selassie
	Name:	Sengal Selassie
	Title:	Manager

THE COLLATERAL MANAGER:

BRIGHTWOOD SPV ADVISORS, LLC

By:	/s/ Sengal Selassie
	Name:	Sengal Selassie
	Title:	Manager

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT:

WEBSTER BANK, N.A.

By:	/s/ Andrew Shuster
	Name:	Andrew Shuster
	Title:	Senior Managing Director

LENDERS

WEBSTER BANK, N.A.

as Lender and Increasing Lender

By:	/s/ Andrew Shuster
	Name:	Andrew Shuster
	Title:	Senior Managing Director

ANNEX A

CONFORMED LOAN AND SERVICING AGREEMENT

[ATTACHED]